Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

June 22, 2023

Urgent.ly Inc.

8609 Westwood Center Drive, Suite 810

Vienna, Virginia 22182

Re:         Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-4 (Registration No. 333-271937), as amended (the “Registration Statement”), filed by Urgent.ly Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 206,751,377 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), and warrants to purchase up to an aggregate of 13,824,976 shares of the Common Stock (the “Assumed Warrants,” and together with the Shares, the “Securities”). The Shares are to be issued and the Assumed Warrants are to be assumed in accordance with the Agreement and Plan of Merger, dated as of February 9, 2023 (the “Merger Agreement”), by and among the Company, O.U. Odyssey Merger Sub Ltd., a company incorporated under the laws of the State of Israel, and a direct, wholly owned subsidiary of the Company (“Merger Sub ”), and Otonomo Technologies Ltd. (“Otonomo”), pursuant to which Merger Sub will merge with and into Otonomo (with Otonomo surviving the merger as a direct wholly owned subsidiary of the Company) (the Merger, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

Pursuant to the Merger Agreement, each ordinary share, no par value, of Otonomo (“Otonomo Shares”) that is issued and outstanding (other than certain excluded shares) immediately prior to the Effective Time (as defined in the Merger Agreement) will be deemed transferred to the Company in consideration for the right to receive a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement).

Pursuant to the Merger Agreement, each warrant (“Otonomo Warrant”) to purchase Otonomo Shares that is outstanding and unexercised as of the Effective Time will be assumed by the Company and automatically converted into an Assumed Warrant, which will entitle the holder to acquire shares of Common Stock. The number of shares of Common Stock subject to each such Assumed Warrant shall be equal to the product (rounded to the nearest whole number, with .5 being rounded up) of (x) the number of Otonomo Shares subject to such Otonomo Warrant immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, and the exercise price per share of Common Stock shall be equal to the quotient of (1) the exercise price per Otonomo Share immediately prior to the Effective Time divided by (2) the Exchange Ratio, which quotient shall be rounded to the nearest whole cent (with .05 being rounded up). Each Assumed Warrant shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Otonomo Warrant immediately prior to the Effective Time. The assumption will be effected by a Warrant Assumption Agreement to be entered into among the Company, Otonomo and American Stock Transfer & Trust Company, LLC, as warrant agent (“Warrant Agent”), at the consummation of the Transactions, substantially in the form attached as Exhibit 4.13 to the Registration Statement (the “Assumption Agreement”).

AUSTIN        BEIJING        BOSTON         BOULDER        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SALT LAKE CITY        SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Urgent.ly Inc.

June 22, 2023

We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents that we considered necessary or advisable for the purpose of rendering the opinions set forth below, including (i) the Merger Agreement, (ii) the Amended and Restated Warrant Agreement, dated as of August 13, 2021, by and among Software Acquisition Group Inc. II, Otonomo, Continental Stock Transfer & Trust Company and the Warrant Agent, filed as Exhibit 4.12 to the Registration Statement, (iii) the form of Assumption Agreement, (iv) the form of warrant, filed as Exhibit 4.11 to the Registration Statement and (v) the form of the Company’s amended and restated certificate of incorporation attached as Annex B to the Registration Statement (the “A&R Charter”). We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities will be properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

Based on and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that, upon the filing of the A&R Charter with the Delaware Secretary of State, and upon the satisfaction of the conditions to the Transactions set forth in the Merger Agreement:

(i)

When issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

(ii)

When assumed as contemplated in the Registration Statement and in accordance with the terms of the Merger Agreement and execution of the Assumption Agreement by the parties thereto, the Assumed Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

We express no opinion herein as to the laws of any state or jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws).

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus contained therein, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Urgent.ly Inc.

June 22, 2023

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation